EXHIBIT 99.1

CONTACT: JIM GALEESE
FOR IMMEDIATE RELEASE	(513) 793-3200
DATE: AUGUST 16, 2018

LSI Industries Inc. Appoints Wilfred (Bill) T. O'Gara as Chairman, Board of
Directors; Implements Key Organization Structure/Leadership Changes

CINCINNATI, OH; August 16, 2018 -- LSI Industries Inc. (NASDAQ:  LYTS) today announced that Wilfred (Bill) T. O'Gara has been appointed Chairman of the Board by the Board of Directors, succeeding Gary P. Kreider, who has served as Chairman of the Board since November, 2014.  Mr. Kreider will remain a board member until a successor director is appointed, at which time Mr. Kreider intends to retire from the board.  The company also announced that Ronald D. Brown, current CEO, has been nominated by the Board to stand for election as a Director at the November 6th, 2018 annual shareholders' meeting.

Mr. O'Gara is a member of LSI's Board and currently serves as Chairman of the Audit Committee.  He is the Managing Director of Buffalo Fork Holdings, LLC, an investment company.  He previously served as Chief Executive Officer of Isoclima SpA from July, 2017 to August, 2018.  Isoclima SpA produces transparent armor and other specialized glass and polycarbonate products for military and civilian armored vehicles.  Prior to joining Isoclima Mr. O'Gara served as Vice Chairman at The O'Gara Group from 2016 until July 2017, and President and Chief Executive Officer from 2003 to 2016.  The O'Gara Group, Inc. is a security and defense related firm.

Bill O'Gara commented, "I am honored to accept this role and am excited about the plans that we are putting into place to better serve our customers and ultimately enhance shareholder value.  On behalf of the full Board, I would like to thank Mr. Kreider for the wise counsel and leadership which he has provided as Chairman of the Board over the past four years."

Organization Structure and Leadership Changes

LSI has a rich history of success in the key markets that it serves, such as petroleum, automotive, and quick serve restaurants (QSR).  Over time, the business became organized around its core products rather than its customers.  As we move forward, LSI's structure is being aligned around our key markets and customers. This will enable the Company to better package our technology, products and services in a unique way to continue to provide our customers with innovative solutions.  We intend to grow the business by: improving and expanding our capabilities to better serve our customers in our targeted markets; and developing and acquiring technologies, products and services to improve the experience for our customers' customers.

In conjunction with this new organization structure, we are eliminating the positions of President of LSI Lighting, President of Atlas Lighting and President of LSI Graphics, as well as the separate organizations aligned around the products each business produced and sold.   The Company is now organizing as one LSI organization, focused on serving key customer markets with its full package of capabilities.

The following structural leadership changes are being implemented in order to align the entire organization and better leverage LSI's full scope of capabilities (lighting, graphics, digital signage, control and IoT technologies).

A new Chief Commercial Officer role has been created which will be responsible for leading LSI's sales organizations and market channels for all LSI products, technology and services. Jeff A. Croskey, who has served as President of LSI's Graphics Segment since joining LSI in 2015, will assume this role. Prior to joining LSI, Jeff served in executive positions for Creative Sign Designs, Image International Corp., McNichols Co. and Goodyear Tire & Rubber Co.  Ron Brown, CEO, commented, "As President of LSI's Graphics Segment last year, Jeff's team generated sales and earnings growth of 12.5% and 61%, respectively. We look forward to Jeff leading all of LSI's professional sales teams and customer service resources to provide our customers with innovative solutions to enable stronger growth for LSI overall."

Another newly created key leadership position is the Chief Marketing Officer, whose responsibility will be to develop and implement marketing strategies across our served markets based upon customer needs; manage all of LSI's marketing efforts; and lead LSI's new product development. A search is currently underway for the Chief Marketing Officer.

A critical function under the Chief Marketing Officer is product development.  John A. Bagwell will become Senior Vice President of Product Development & Management for all of LSI's lighting, graphics and technology products. John joined LSI in 2015 as President of the Technology Segment before becoming President of Atlas Lighting Products. Prior to joining LSI, John served in sales, marketing and executive level roles in various lighting controls and lighting manufacturing companies, including Acuity Brands, Synergy Lighting Controls and Automated Logic Corporation.  Mr. Brown commented, "Having this position report to the CMO will encourage a more customer-driven product development discipline.  John's broad leadership experience positions him well for this role."

Sales teams will now be organized around key markets where LSI's total package of technologies, products and services are valued.  Leaders for each of these teams will have responsibility for sales and market channel development, strengthening LSI's position in these markets.

As we orient towards a market-driven organization, we are moving forward to streamline responsibilities in other areas of the business to become more responsive to changing market trends.  For example, responsibilities for procurement, sourcing and logistics had been spread through multiple areas and businesses within LSI. This is now being structured under one organization.

Sylvia M. Astrop will become Senior Vice President of Global Sourcing, leading all of LSI's procurement, sourcing and logistics functions. Sylvia joined LSI in 2007. Prior to joining LSI, Sylvia held various management and executive positions with Wornick Foods, AT&T and NCR, where she earned her Six Sigma Black Belt. "Sylvia has been successful in effectively managing LSI's material costs despite market and trade pressures. We look forward to Sylvia's leadership in bringing together all sourcing and procurement functions within LSI under one organization," commented Mr. Brown.

LSI Going Forward

Ron Brown continued: "While the search for a permanent CEO is progressing, we are not standing still. We are committed to making LSI a stronger company by continuing to invest in emerging technologies and becoming more focused on our customers' needs. One LSI, packaging the full scope of LSI's capabilities, including technology, products and services. It is important that our customers continue to value us based upon our expertise in the markets we serve, and our ability to provide leading-edge innovative solutions. The entire LSI team is committed to better serving our customers and increasing shareholder value."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, tax law changes, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees, unfavorable economic and market conditions, the impact of tariffs and trade wars, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries Inc. is a U.S.-based designer, manufacturer and marketer of lighting, graphics and technology solutions for both indoor and outdoor applications.  The Company is a leader in the primary markets it serves including petroleum, automotive, quick serve restaurants, grocery, banking, retail, renovation, parking and warehousing.  Products are marketed throughout North America by a network of independent sales representatives and distributors, as well as through national accounts.  LSI partners with its customers to provide a full range of design support, engineering, installation and project management services.  Headquartered in Blue Ash, Ohio, LSI currently employs over 1,200 employees and operates eight facilities throughout the U.S.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.  Additional information can be found on the Investor Relations page at www.lsi-industries.com.

For further information, contact Jim Galeese, Executive Vice President and Chief Financial Officer at (513) 793-3200.